Exhibit 23.1

When the transaction referred to in note 18 of the Notes to Consolidated Financial Statements has been consummated, we will be in a position to render the following report.

/s/ KPMG LLP

Report and Consent of Independent Registered Public Accounting Firm

The Board of Directors

Corsair Components, Inc.:

We consent to the use of the form of our report with respect to the consolidated financial statements and the related financial statement schedule, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Francisco, California

April 23, 2010